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                                                                 Exhibit 21.1

SUBSIDIARIES OF DAVEL COMMUNICATIONS, INC.


      Adtec Communications, Inc.

      Central Payphone Services, Inc.

      Communications Central, Inc.

      Communications Central of Georgia, Inc.

      Davel Communications Group, Inc.

      Davel Financing Company, LLC

      Davel Media, Inc.

      Davel Mexico, Ltd.

      DF Merger Corporation

      Interstate Communications, Inc.

      InVision Telecom, Inc.

      Peoples Acquisition Corporation

      Peoples Collector's, Inc.

      Peoples Telephone Company, Inc. (New York)

      Peoples Telephone Company, Inc. of New Hampshire

      Peoples Telephone Company of South Carolina, Inc.

      PhoneTel Technologies, Inc.

      PT Merger Corporation

      PTC Cellular, Inc.

      PTC Security Systems, Inc.

      Silverado Communications Corporation

      Teleleasing Enterprises, Inc.

      Telink, Inc.

      T.R.C.A., Inc.

      Mexico:  Davel de Mexico, S. de R.L. de C.V.

      Mexico:  Telefonos Publicos de Mexico, S de R.L. de C.V.